Exhibit 99.2

DeFi Development Corp. Announces Upsized $112.5 Million of Convertible Notes

BOCA RATON, FL — July 2, 2025 — DeFi Development Corp. (Nasdaq: DFDV) (the “Company” or “DeFi Dev Corp.”), the first public company with a treasury strategy built to accumulate and compound Solana (“SOL”), today announced the pricing of its upsized private offering of $112.5 million aggregate principal amount of 5.5% convertible senior notes due 2030 (the “Convertible Notes”), to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

Key Elements of the Transaction:

●	$112.5 million 5.5% Convertible Notes offering, due 2030

●	Approximately 10% conversion premium to the $21.01 closing price on July 1, 2025

●	Prepaid forward stock purchase transaction of approximately $75.6 million of shares of the Company’s common stock in connection with the offering to facilitate hedging by certain investors.

The Company has granted the initial purchasers of the Convertible Notes an option to purchase, for settlement within a 7-day period beginning on, and including the date on which the Convertible Notes are first issued, up to an additional $25 million aggregate principal amount of the Convertible Notes. The offering is expected to close on July 7, 2025, subject to satisfaction of customary closing conditions.

Use of Proceeds:

The Company estimates that the aggregate net proceeds from the offering will be approximately $108.1 million (or approximately $132.2 million if the initial purchasers exercise in full their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and the Company’s estimated offering expenses. The Company intends to use approximately $75.6 million of the net proceeds from the offering to fund a prepaid forward stock purchase transaction in connection with the offering and the remainder for general corporate purposes, including the acquisition of SOL.

Additional Details of the Convertible Notes:

The Convertible Notes will be senior unsecured obligations of the Company and will accrue interest at a rate of 5.5% per annum, payable semi-annually in arrears on January 1 and July 1 of each year, beginning on January 1, 2026. The Convertible Notes will mature on July 1, 2030, unless earlier repurchased, redeemed or converted in accordance with their terms. Prior to July 1, 2030, the Convertible Notes will be convertible only upon satisfaction of certain conditions and during certain periods, and thereafter, the Convertible Notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.

The Convertible Notes will be convertible into cash, shares of common stock or a combination of cash and shares of common stock, at the Company’s election, subject to certain restrictions. The conversion rate will initially be 43.2694 shares of common stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $23.11 per share of common stock). The initial conversion price of the Convertible Notes represents a premium of approximately 10% to the $21.01 closing price per share of the common stock on The Nasdaq Capital Market on July 1, 2025. The conversion rate will be subject to adjustment in certain circumstances. In addition, upon conversion in connection with certain corporate events or a notice of redemption, the Company will increase the conversion rate.

The Company may not redeem the Convertible Notes prior to July 5, 2026. The Company may redeem for cash all or any portion of the Convertible Notes (subject to certain limitations), at its option, on or after July 5, 2026, if the last reported sale price of the common stock has been at least 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption to holders at a redemption price equal to 100% of the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Holders of the Convertible Notes will have the right to require the Company to repurchase all or a portion of their Convertible Notes upon the occurrence of a fundamental change (as defined in the indenture governing the Convertible Notes) at a cash repurchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to, but excluding the applicable repurchase date.

Prepaid Forward Stock Purchase Transaction:

In connection with the pricing of the Convertible Notes, the Company entered into a privately negotiated prepaid forward stock purchase transaction (the “prepaid forward”) with one of the initial purchasers of the Convertible Notes (the “forward counterparty”) with respect to $75,636,000 of shares of common stock, initially equal to approximately 3,600,000 million shares of common stock.

The prepaid forward is generally intended to facilitate privately negotiated derivative transactions, including swaps, between the forward counterparty or its affiliates and investors in the Convertible Notes, enabling those investors to hedge their investments in the Convertible Notes. As a result, the prepaid forward is expected to allow the investors to establish short positions that generally correspond to (but may be greater than) commercially reasonable initial hedges of their investment in the Convertible Notes. In the event of such greater initial hedges, investors may offset such greater portion by purchasing shares of common stock on the day the Company prices the Convertible Notes. In connection with establishing its initial hedges of the prepaid forward, the forward counterparty or its affiliates generally expect to, but are not required to, enter into one or more derivative transactions with respect to shares of common stock with the investors of the Convertible Notes concurrently with or after the pricing of the Convertible Notes. Such activities, which may occur on or shortly after the pricing date of the Convertible Notes, could have the effect of increasing (or reducing the size of any decrease in) the market price of the shares of common stock and effectively raise the conversion price of the Convertible Notes.

Neither the Company nor the forward counterparty will control how investors of the Convertible Notes may use such derivative transactions, and any related market activity could result in more purchases or sales of common stock than there otherwise would have been, potentially impacting the market price of common stock and/or the price of the Convertible Notes.

In addition, the forward counterparty or its affiliates may modify its hedge positions by entering into or unwinding one or more derivative transactions with respect to shares of common stock and/or purchasing or selling shares of common stock or other securities of the Company in secondary market transactions at any time following the pricing of the Convertible Notes and prior to the maturity of the Convertible Notes. These activities could also cause or avoid an increase or a decrease in the market price of common stock or the Convertible Notes, which could affect the ability to convert the Convertible Notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of Convertible Notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of the Convertible Notes.

About DeFi Development Corp.

DeFi Development Corp. (Nasdaq: DFDV) has adopted a treasury policy under which the principal holding in its treasury reserve is allocated to Solana (SOL). Through this strategy, the Company provides investors with direct economic exposure to SOL, while also actively participating in the growth of the Solana ecosystem. In addition to holding and staking SOL, DeFi Development Corp. operates its own validator infrastructure, generating staking rewards and fees from delegated stake. The Company is engaged across decentralized finance (DeFi) opportunities and continues to explore innovative ways to support and benefit from Solana’s expanding application layer. The Company also operates an AI-powered online platform that connects the commercial real estate industry by providing data and software subscriptions, as well as value-add services, to multifamily and commercial property professionals, as the Company connects the increasingly complex ecosystem that stakeholders have to manage.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 regarding, among other things, the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering, the intended use of proceeds, and the prepaid forward stock purchase program. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,”, “should,” “will” and similar references to future periods. Forward-looking statements are based on the current expectations and beliefs of the Company’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including risks related to the satisfaction of the closing conditions for the proposed offering, and other risks and uncertainties more fully in the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:

ir@defidevcorp.com

Media Contact:

Prosek Partners

pro-ddc@prosek.com

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